Exhibit 10.9

CAPITAL CALL AGREEMENT
THIS CAPITAL CALL AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into as of February 1, 2016, by and among Fortress Transportation and Infrastructure Investors LLC, a Delaware limited liability company (together with its successors and assigns, “FTAI”), its subsidiaries party hereto and Jefferson Railport Terminal II Holdings LLC, a Delaware limited liability company (together with its successors and assigns, “Jefferson Holdings”).
W I T N E S S E T H
WHEREAS, Jefferson Holdings is party to a Standby Bond Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Standby Purchase Agreement”), dated as of the date hereof, among the Port of Beaumont Navigation District of Jefferson County, Texas (the “District”), The Bank of New York Mellon Trust Company, National Association as trustee under the Indenture referred to below (the “Trustee”), Jefferson Holdings and Jefferson Railport Terminal II LLC (“Jefferson Railport”); and
WHEREAS, Jefferson Holdings is a subsidiary of FTAI; and
WHEREAS, FTAI has agreed to make, directly or indirectly through its subsidiaries party hereto, certain capital contributions to Jefferson Holdings from time to time pursuant to the terms hereunder; and
WHEREAS, it is a condition precedent to the effectiveness of the Standby Purchase Agreement and the Related Documents that the parties hereto enter into this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, hereby intending to be legally bound, agree as follows:
Section 1.Definitions. As used herein, the following terms shall have the following meanings:
“Available Commitment” has the meaning assigned to such term in the Standby Purchase Agreement as in effect on the date hereof.
“Aviation Assets” means the assets constituting “Total assets” in FTAI’s Aviation Leasing segment (or a successor segment), as reflected in FTAI’s quarterly and annual reports filed with the Securities and Exchange Commission (or the equivalent thereof as reported by any successor to or assign of FTAI in accordance with Section 9).
“Bankruptcy Code” has the meaning assigned to such term in the Indenture.
“Bonds” has the meaning assigned to “Series 2016 Bonds” in the Standby Purchase Agreement.
“Business Day” has the meaning assigned to such term in the Indenture.

“Capital Call Investment” means a cash investment by FTAI pursuant to this Agreement, directly or indirectly through its subsidiaries party hereto, in Jefferson Holdings in respect of the equity of Jefferson Holdings. For the avoidance of doubt, any direct or indirect cash investment in the equity of Jefferson Holdings by one or more Contributors or their affiliates hereunder shall be considered a “Capital Call Investment” received by Jefferson Holdings.
“Capital Call Notice” means a notice by Jefferson Holdings to FTAI in the form of Exhibit A hereto.
“Contributor” means FTAI and each of its subsidiaries party hereto other than Jefferson Holdings.
“First Initial Bonds Remarketing Date” has the meaning assigned to such term in the Indenture as in effect on the date hereof.
“Jefferson Holdings Obligations” has the meaning assigned to such term in the Standby Purchase Agreement as in effect on the date hereof.
“Indenture” has the meaning assigned to such term in the Standby Purchase Agreement.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental unit or other entity.
“Purchase Price” has the meaning assigned to such term in the Standby Purchase Agreement.
“Related Documents” has the meaning assigned to such term in the Standby Purchase Agreement.
“Required Investment Amount” means, with respect to each Capital Call Notice, an amount equal to the aggregate Capital Call Investments required pursuant to such Capital Call Notice.
“Reserve Fund” has the meaning assigned to such term in the Indenture.
Section 2.Required Investments in Jefferson Holdings.

(a)Each Contributor agrees to make Capital Call Investments from time to time in accordance with this Agreement; provided, that the aggregate Capital Call Investments required to be made by the Contributors as of any day shall not exceed, (i) in the case of a contribution to assist Jefferson Holdings in paying the purchase of the Bonds pursuant to Section 2.02 of the Standby Purchase Agreement, the Available Commitment or (ii) in the case of a contribution to assist Jefferson Holdings in paying the Jefferson Holdings Obligations pursuant to Section 2.04 of the Standby Purchase Agreement the amount of such Jefferson Holdings Obligations then due, in either case as of such day, and provided further, that no Capital Call Investment shall be made except (i) when due hereunder following the delivery of a Capital Call Notice from Jefferson Holdings or (ii) irrespective of whether a Capital Call Notice is delivered, to the extent such Capital Call Investment is deposited by FTAI into the Reserve Fund for the credit of Jefferson Holdings in order to comply with Section 21 or otherwise, it being understood and agreed that there are no other conditions (implied or otherwise) to the commitments hereunder, including compliance with the terms of this Agreement.

(b)Jefferson Holdings may issue a Capital Call Notice to FTAI from time to time.

(c)Subject to paragraph (d) below, upon the receipt by FTAI of a Capital Call Notice, each Contributor hereby agrees that it shall promptly, but in no event later than the time and date Jefferson Holdings is required to transfer funds to the Trustee for the purchase of the Bonds pursuant to Section 2.02 of the Standby Purchase Agreement or to transfer funds to the Trustee to provide for the payment of Jefferson Holdings Obligations as provided in Section 2.04 of the Standby Purchase Agreement, make, directly or indirectly, a Capital Call Investment in Jefferson Holdings in an amount equal to the Required Investment Amount with respect to such Capital Call Notice. The commitment of each Contributor other than FTAI hereunder is limited to the proceeds of Capital Call Investments received by such Contributor from FTAI, directly or indirectly, for the purpose of making such Capital Call Investments in Jefferson Holdings.

(d)Notwithstanding the foregoing paragraph (c), a Contributor shall not be required to make the Capital Call Investment described in paragraph (c) pursuant to a Capital Call Notice (and shall not be considered in default of this Agreement) to the extent Jefferson Holdings has received the aggregate Capital Call Investments required pursuant to such Capital Call Notice on account of, or at the direction of, one or more other Contributors.

(e)In the event a Contributor other than FTAI fails to make a Capital Call Investment hereunder for any reason, FTAI shall be obligated to fund such Capital Call Investment promptly, but in no event later than the time and date Jefferson Holdings is required to transfer funds to the Trustee for the purchase of the Bonds or payment of the Jefferson Holdings Obligations pursuant to Section 2.02 or Section 2.04 of the Standby Purchase Agreement.

Section 3.Payments. All payments required to be made pursuant to this Agreement shall be made in U.S. dollars and in immediately available funds, without deduction of any kind whatsoever.

Section 4.Representations and Warranties. Each Contributor hereby represents and warrants that:

(a)Organization; Power; Qualification. Such Contributor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or registration, and has full power and authority to carry on its business as now conducted.

(b)Authorization. Such Contributor has the power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has by proper action duly authorized the execution, delivery and performance of this Agreement.

(c)Enforceable Obligations. This Agreement has been duly executed and delivered by such Contributor and constitutes the legal, valid and binding obligation of such Contributor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by equitable principles relating to enforceability.

(d)No Conflicts or Consents. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, nor the performance of and compliance with the terms and provisions hereof will (i) violate or conflict with, or require a consent under, any provision of such Contributor’s organizational documents, (ii) violate any requirement of law, or any order, writ, judgment, injunction, decree or permit, applicable to such Contributor, (iii) violate or conflict with, or cause an event of default under, or require a consent under, any material contractual obligation to which such Contributor is a party or by which it is bound or (iv) result in or require the creation of any Lien upon or with respect to any of the assets of such Contributor.

(e)Consents. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority is required in connection with the execution, delivery or performance of this Agreement by such Contributor.

Section 5.Acknowledgement. Each Contributor acknowledges that, on the date hereof, Jefferson Holdings will pledge and assign to the Trustee, as collateral security for the obligations of Jefferson Holdings under the Standby Purchase Agreement, all of the right and title of Jefferson Holdings to, and interest of Jefferson Holdings in, this Agreement and the funds paid and to be paid by the Contributors to Jefferson Holdings hereunder. Each Contributor hereby consents to such pledge described above. Each Contributor acknowledges and agrees that Jefferson Holdings may agree with the Trustee and/or the District that it will not enter into any amendment, restatement, supplement or other modification of this Agreement without the prior written consent of the Trustee and/or the District.

Section 6.Waivers of Failures; Delays; Etc. No failure or delay on the part of any Contributor or Jefferson Holdings in exercising any right, power or privilege hereunder and no course of dealing among the Contributors and Jefferson Holdings shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which Jefferson Holdings or any Contributor would otherwise have. No notice to or demand on any Contributor in any case shall entitle such Contributor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of Jefferson Holdings or any Contributor to any other or further action in any circumstances without notice or demand.

Section 7.Waiver of Defenses Under Sections 365(c)(1), 365(c)(2) and 365(e)(2) of the Bankruptcy Code. Although the parties hereto intend and believe that this Agreement is not an executory contract, in as much as the Contributors are the only Persons with contractual obligations hereunder, in the event that such characterization is not upheld in the event of any insolvency proceeding in respect of Jefferson Holdings, each Contributor hereby waives, to the fullest extent it may do so under applicable law, any protection to which it may be entitled under Sections 365(c)(1), 365(c)(2) and 365(e)(2) of the Bankruptcy Code or any successor provision with respect thereto in the event that Jefferson Holdings becomes a debtor under a proceeding under the Bankruptcy Code (a “Bankruptcy Event”). Specifically, in the event that the trustee in any Bankruptcy Event with respect to Jefferson Holdings or the debtor-in-possession with respect thereto takes any action (including the institution of any action, suit or other proceeding for the purpose of enforcing the rights of Jefferson Holdings hereunder), no Contributor shall assert any defense, claim or counterclaim denying liability hereunder on the basis that this Agreement is an executory contract or a “financial accommodation” that cannot be assumed, assigned or enforced or on any other theory directly or indirectly based on Sections 365(c)(1), 365(c)(2) or 365(e)(2) of the Bankruptcy Code or any successor provision with respect thereto. If a Bankruptcy Event with respect to Jefferson Holdings shall occur, each Contributor agrees, after the occurrence of such Bankruptcy Event, to reconfirm in writing, to the extent permitted by applicable law, its prepetition waiver of any protection to which it may be entitled under Section 365(c)(1), 365(c)(2) and 365(e)(2) of the Bankruptcy Code or any successor provision with respect thereto, and, to give effect to such waiver, each Contributor consents, to the extent permitted by applicable law, to the assumption and enforcement of each provision of this Agreement by the debtor-in-possession or the trustee of Jefferson Holdings in bankruptcy, as the case may be.

Section 8.Obligations Absolute. The obligations of the Contributors under this Agreement shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including but not limited to the following:to the extent permitted by applicable law, any lack of validity or enforceability against any Person of this Agreement or any other Related Document or any other agreement or instrument delivered in connection herewith or therewith, or any rejection of this Agreement or any other Related Document by any party hereto or thereto;

(b)any amendment to, waiver of, consent to or departure from the terms of any of the Related Documents;

(c)the existence of any claim, set-off, defense or other right that a Purchaser may have at any time against the Trustee, the District or any other Person, whether in connection with this Agreement, the other Related Documents or otherwise;

(d)any statement or any other document presented under this Agreement or any of the other Related Documents proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

(e)any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

Section 9.Benefit of Agreement. This Agreement shall be binding upon the Contributors and Jefferson Holdings and each of their respective successors and assigns and shall inure to the benefit of the Contributors and Jefferson Holdings and each of their respective successors and assigns. Other than as contemplated by Section 5 hereof, no party hereto may assign any of its respective rights or obligations hereunder without the consent of each other party hereto; provided, that the rights and obligations of Jefferson Holdings or any Contributor may be assigned to a Person that is the surviving, resulting or transferee entity in connection with a merger or consolidation of Jefferson Holdings or such Contributor with such other Person or the sale or disposal of all or substantially all of the assets of Jefferson Holdings or such Contributor to such other Person, so long as (a) such surviving, resulting or transferee entity (i) expressly and unconditionally assumes, in a written instrument, the punctual performance and observance of all of the obligations and conditions of this Agreement to be performed by Jefferson Holdings or such Contributor, (ii) has a net worth at least equal to the net worth of Jefferson Holdings or such Contributor immediately preceding such merger or consolidation, or sale or disposition, with net worth being determined in accordance with generally accepted accounting principles, and (iii) with respect to FTAI only, is either subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”) or has executed a Continuing Disclosure Agreement in a form which would satisfy the requirements of Rule 15c2-12 promulgated by the SEC (without regard to an exemption therefrom) if it had been an obligated person for which financial information or operating data of the general type required to be included in FTAI’s annual report filed with the SEC had been disclosed in an official statement in an offering of the Bonds and (b) such assignment does not have an adverse effect on any rating assigned to the Bonds. Notwithstanding the foregoing clauses (a)(i) and (ii), Jefferson Holdings and any Contributor may merge with, and Jefferson

Holdings and any Contributor other than FTAI may consolidate with or sell or dispose of all or substantially all of its assets to, Jefferson Holdings or any other Contributor.

Section 10.Amendments; Waivers. Neither this Agreement nor any provision hereof may be changed, modified, amended or waived except with the written consent of each Contributor and Jefferson Holdings and so long as such change, modification, amendment or waiver would not cause a default under the Standby Purchase Agreement.

Section 11.Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows:

If to any Contributor, to:	c/o Fortress Transportation and Infrastructure Investors LLC
1345 Avenue of the Americas
New York, NY 10105
Attn.: Randy Nardone
Facsimile: 212-768-6120
E-mail: ________________

If to Jefferson Holdings, to:    Jefferson Railport Terminal II Holdings LLC
1345 Avenue of the Americas
New York, NY 10105
Attn.: Randy Nardone
Facsimile: 212-768-6120
E-mail: ________________

with a copy to:

Fortress Transportation and Infrastructure Investors LLC
1345 Avenue of the Americas
New York, NY 10105
Attn.: Randy Nardone
Facsimile: 212-768-6120
E-mail: ________________

In each case, with a copy to:	District of Beaumont Navigation District
1225 Main Street
Beaumont, TX 77704
Facsimile: 409-835-0512
E-mail: dcf@portofbeaumont.com

with a copy to:

Guy N. Goodson
Germer PLLC
P.O. Box 4915
Beaumont, TX 77704-4915
Facsimile: 409-835-2115

E-mail: ggoodson@germer.com

and:

The Bank of New York Mellon Trust Company, National Association
601 Travis Street, Floor 16
Houston, TX 77002
Facsimile: 713-483-6979
E-mail: Germaine.Morgan@bnymellon.com
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile or electronic mail shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Any party hereto may change its address, facsimile number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto.
Section 12.Termination of Agreement.

(a)Subject to clause (b) below, this Agreement shall terminate and be of no further force and effect upon the date (the “Termination Date”) that is the earlier of (i) the first date on which the aggregate Capital Call Investments received by Jefferson Holdings hereunder shall equal or exceed the greater of (A) the Available Commitment or (B) the Jefferson Holdings Obligations, (ii) the termination of the Standby Purchase Agreement in accordance with its terms and (iii) the third Business Day after February 13, 2020; provided, however, that the Termination Date shall not have occurred if one or more Capital Call Notices have been issued, the Contributors have not made Capital Call Investments in an aggregate amount greater than or equal to the Required Investment Amount with respect thereto and the aggregate Capital Call Investments received by Jefferson Holdings hereunder are less than the greater of (A) the Available Commitment or (B) the Jefferson Holdings Obligations, or if the Trustee shall have taken action to enforce its rights under the collateral assignment referred to in Section 5 hereof.

(b)To the fullest extent permitted by law, this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment (or part thereof) made or caused to be made by any Contributor pursuant to this Agreement, is rescinded or must otherwise be disgorged, restored or returned by any beneficiary of this Agreement or by the Trustee or any owner of Series 2016 Bonds upon the insolvency, bankruptcy or reorganization of any Person or otherwise, all as though such payment had not been made.

Section 13.Counterparts. This Agreement may be executed by one or more of the parties to this Agreement and any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.

Section 14.Further Assurance. Each Contributor hereby agrees from time to time, as and when requested by Jefferson Holdings, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as Jefferson Holdings may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement.

Section 15.Governing Law. THIS AGREEMENT AND ANY DISPUTE ARISING IN CONNECTION THEREWITH WILL BE GOVERNED BY AND CONSTRUED UNDER TEH LAW OF THE STATE OF TEXAS.

Section 16.Forum Selection; Consent to Jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF TEXAS AND OF ANY TEXAS STATE COURT AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE COURT OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW.

Section 17.Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Section 18.Service of Process. Each Contributor hereby irrevocably designates and appoints FTAI (the “Service of Process Agent”), as its authorized agent to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 15 and hereby consents to process being served upon the Service of Process Agent in any such suit, action or proceeding. Such service shall be deemed completed on delivery to such Service of Process Agent. If for any reason such process agent ceases to be able to act as such , the Contributors agree to promptly appoint a substitute process agent acceptable to Jefferson Holdings and the Trustee, as its collateral assignee. Each Contributor and Jefferson Holdings agree that a final judgment in any suit, action or proceeding shall be conclusive and may be enforced in appropriate jurisdictions by suit on the judgment or in any other manner provided by law.

Section 19.Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 20.Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

Section 21.Financial Covenants. For so long as Jefferson Holdings may be obligated to purchase any Bonds or pay any Jefferson Holdings Obligation under the Standby Purchase Agreement, FTAI hereby covenants and agrees as follows:

(a)FTAI will maintain on a consolidated basis “Total equity,” as reflected in FTAI’s quarterly and annual reports filed with the Securities and Exchange Commission (or the equivalent thereof as reported by any successor to or assign of FTAI in accordance with Section 9), that is not less than two times the aggregate principal of and interest payable on or before the First Initial Bonds Remarketing Date on the Bonds; provided that FTAI may satisfy any deficiency between such “Total equity” and the amount that is two times the aggregate principal of and interest payable on or before the First Initial Bonds Remarketing Date on the Bonds by either (i) granting a security interest in favor of the Trustee, for the benefit of holders of the Bonds, in Aviation Assets with an aggregate book value (as reflected in FTAI’s quarterly and annual reports filed with the Securities and Exchange Commission) greater than or equal to such deficiency, which security interest FTAI shall maintain as a perfected security interest at all times after the granting thereof until such deficiency is eliminated or addressed pursuant to the following clause (ii) or (ii) contributing to Jefferson Holdings an amount in cash equal to such deficiency, to be held in the Reserve Fund pledged to and held by the Trustee for the benefit of the holders of the Bonds.

(b)FTAI will maintain on a consolidated basis an aggregate book value of Aviation Assets that is no less than (i) the aggregate principal of and interest payable on or before the First Initial Bonds Remarketing Date on the Bonds less (ii) any cash held in the Reserve Fund on the date of determination.

(c)FTAI will not, and will cause its subsidiaries that hold any Aviation Assets (collectively, the “Aviation Subsidiaries”) not to, create, incur, assume or otherwise cause to become effective (collectively, “incur”) any liens, security interests, encumbrances or pledges (“Liens”) securing indebtedness for borrowed money or capital leases, on any asset of the Aviation Subsidiaries, other than:

(i)Liens securing indebtedness incurred by FTAI, Jefferson Holdings, Jefferson Railport, any Aviation Subsidiary or any of their affiliates in order to satisfy (a) the obligations of Jefferson Holdings and Jefferson Railport pursuant to the Standby Purchase Agreement, or (b) the obligations of FTAI and certain of its subsidiaries pursuant to this Agreement, including liens granted in favor of the Trustee, for the benefit of the holders of the Bonds, pursuant to clause (a)(i) above; or

(ii)Liens on assets (including shares of capital stock) existing at the time of the acquisition thereof and Liens incurred in connection with the refinancing or replacement of any indebtedness secured thereby, provided that such Liens are not incurred in contemplation of such acquisition and do not extend to any other assets of the Aviation Subsidiaries.

(d)In the event that FTAI and its Aviation Subsidiaries are not in compliance with clauses (a), (b) or (c) of this Section 21, and such noncompliance continues for two consecutive quarter-end dates as reflected in FTAI’s quarterly and annual reports filed with the Securities and Exchange Commission (or, with respect to clause (c) above, such noncompliance continues for a period of not less than 90 days), FTAI will contribute to Jefferson Holdings an amount in cash equal to (i) the then-applicable Available Commitment, which the Standby Purchase Agreement and the Indenture require to be held in the Reserve Fund pledged to and held by the Trustee for the benefit of holders of the Bonds, less (ii) any cash held in the Reserve Fund on the date of determination (prior to any required contribution made pursuant to clause (i) above). Upon the making of the cash contribution and subsequent deposit in the Reserve Fund pursuant to the previous sentence, FTAI and its Aviation Subsidiaries shall be deemed to be in compliance with the requirements of this Section 21 notwithstanding any noncompliance with clauses (a), (b) or (c) hereof.

Section 22.Specific Performance. Each party hereto, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party hereto hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered as of the date first above written.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

By:    /s/ Joseph P. Adams, Jr.
Name:    Joseph P. Adams, Jr.
Title:    Chief Executive Officer

FTAI ENERGY HOLDINGS LLC

By: /s/ Demetrios Tserpelis
Name: Demetrios Tserpelis
Title:    Authorized Officer

FTAI MIDSTREAM GP HOLDINGS LLC

By: /s/ Demetrios Tserpelis
Name: Demetrios Tserpelis
Title:    Authorized Officer

FTAI MIDSTREAM GP LLC

By: /s/ Demetrios Tserpelis
Name: Demetrios Tserpelis
Title:    Authorized Officer

Signature Page to Capital Call Agreement

FTAI MIDSTREAM HOLDINGS LLC

By: /s/ Demetrios Tserpelis
Name: Demetrios Tserpelis
Title:    Authorized Officer

FTAI PARNTER HOLDINGS LLC

By: /s/ Demetrios Tserpelis
Name: Demetrios Tserpelis
Title:    Authorized Officer

FTAI ENERGY PARTNERS LLC

By: /s/ Demetrios Tserpelis
Name: Demetrios Tserpelis
Title:    Authorized Officer

JEFFERSON RAILPORT TERMINAL II HOLDINGS LLC

By: /s/ Demetrios Tserpelis
Name: Demetrios Tserpelis
Title:    Authorized Officer

Signature Page to Capital Call Agreement

Exhibit A
Form of Capital Call Notice
_______________, ______
Fortress Transportation and Infrastructure Investors LLC
[ADD OTHER CONTRIBUTORS]
c/o Fortress Transportation and Infrastructure Investors LLC
1345 Avenue of the Americas
New York, NY 10105
Attn.: Randy Nardone
Facsimile: 212-768-6120
E-mail: _______________
Re:    Capital Call Agreement
Ladies and Gentlemen:
Reference is made to that certain Capital Call Agreement, dated as of February 1, 2016 (the “Capital Call Agreement”), by and among Fortress Transportation and Infrastructure Investors LLC, a Delaware limited partnership (“FTAI”), its subsidiaries party thereto and Jefferson Railport Terminal II Holdings LLC, a Delaware limited liability company (“Jefferson Holdings”). Unless defined herein, capitalized terms used herein shall have the meanings provided therefor in the Capital Call Agreement.
This letter shall constitute a Capital Call Notice. The undersigned is exercising its rights under the Capital Call Agreement to require the Contributors to make aggregate Capital Call Investments in the amount of $[__________] to assist Jefferson Holdings perform its obligation to pay the Purchase Price of Bonds and in the amount of $[__________] to assist Jefferson Holdings to perform its obligation to pay Jefferson Holdings Obligations, totaling $[__________], and directs the Contributors to deposit the proceeds of such Capital Call Investments in immediately available funds into the following deposit account:
Bank Name:        ____________________
ABA Number:        ____________________
Account Number:    ____________________
Account Name:    ____________________
Reference:        ____________________

Pursuant to the Capital Call Agreement, such Capital Call Investments must be made by the Contributors promptly after receipt of this notice, but in no event later than the time and date Jefferson Holdings is required to transfer funds to the Trustee for the purchase of the Bonds pursuant to Section 2.02 of the Standby Purchase Agreement or to make a payment of Jefferson Holdings Obligations as provided in Section 2.04 of the Standby Purchase Agreement.
Very truly yours,

[Insert name of signatory]1

By    ________________________________
Name:
Title:

________________________
1 Insert Jefferson Railport Terminal II Holdings LLC or its successors or its assigns, as applicable.